UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                    -----------------------------------------


                                    FORM 8-K



                                 CURRENT REPORT


REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


             Date of Report (Date of event reported) May 14, 2001


                           Commission File No. 0-25766


                     Community Bank Shares of Indiana, Inc.


             (Exact name of registrant as specified in its charter)



             Indiana                                    35-1938254
            (State or other jurisdiction of       (I.R.S. Employer
             incorporation or organization)  Identification Number)



      101 West Spring St., PO Box 939, New Albany, Indiana        47150
     (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code 1-812-944-2224
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Item 5. Other Events

(a) As detailed in the following press release (see Exhibit 22), Community Bank Shares of Indiana, Inc. (the "Company"), has announced authorization to repurchase company stock.
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                     COMMUNITY BANK SHARES OF INDIANA, INC.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized


                                                     COMMUNITY BANK SHARES
                                                     OF INDIANA, INC.
                                                     (Registrant)



     Dated    May 14, 2001               BY:    /S/ James D. Rickard
     -------------------------------            ---------------------
                                                     James D. Rickard
                                                     President and CEO


     Dated    May 14, 2001               BY:    /S/ Paul A. Chrisco
     -------------------------------            ---------------------
                                                    Paul A. Chrisco
                                                    Chief Financial Officer
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                                      EX-22
                  Press Releases Regarding Matters Submitted

                     Community Bank Shares of Indiana, Inc.


News Release


Contact:
James D. Rickard
(812) 981-7378


FOR IMMEDIATE RELEASE

     Community Bank Shares of Indiana, Inc. announces stock repurchase program NEW ALBANY, Ind. (May 14, 2001)- The board of directors of Community Bank Shares of Indiana, Inc. (Nasdaq: CBIN) authorized a $3 million common share repurchase program of the Company's stock. All purchases will be made on the open market at prevailing prices. The shares will be held as treasury stock for issuance under the Compan's stock option plan, the employee stock ownership plan, dividend reinvestment plan or other stock benefit plans. Shares may also be used for general corporate purposes.

     As of May 14, 2001, there were 2,508,163 shares of stock issued and outstanding. Community Bank Shares of Indiana, Inc. is the largest locally owned bank holding company operating in a Southern Indiana market that consists primarily of Floyd and Clark counties. Assets as of March 31, 2000 were $407 million. The Company operates three full-service bank subsidiaries, including Community Bank in Floyd and Clark counties; Heritage Bank in Clark County; and Community Bank of Kentucky in Bardstown, Kentucky.


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